EXHIBIT 21.1

SUBSIDIARY	JURISDICTION OF ORGANIZATION
Anabasis Handelsgesellschaft mbH	Germany
Biorell Gesellschaft mit beschränkter Haftung	Germany
Brisco Electronics B.V.	Netherlands
Brisco Electronics GmbH	Federal Republic of Germany
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/Varta, S.A. de C.V.	Mexico
Minera Vidaluz, S.A. de C.V.	Mexico
Pile D’Alsac S.A.S.	France
Rayovac (UK) Limited	U.K.
Rayovac Argentina S.R.L.	Argentina
Rayovac Canada Inc.	Canada
Rayovac Chile Ltda.	Chile (Santiago)
Rayovac Colombia, S.A.	Colombia
Rayovac Costa Rica, S.A	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic (Santo Domingo)
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe B.V.	Netherlands
Rayovac Europe GmbH	Germany
Rayovac Europe Limited	U.K.
Rayovac Far East Limited	Hong Kong
Rayovac Foreign Sales Corporation	Barbados
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Latin America, Ltd.	Cayman Islands
Rayovac Overseas Corp.	Panama
Rayovac Venezuela, S.A.	Venezuela
Remington Consumer Products (Ireland) Ltd.	Ireland
Remington Consumer Products Limited	United Kingdom
Remington Licensing Corporation	USA (DE)
Remington Products Australia Pty. Ltd.	Australia
Remington Products Company, L.L.C.	USA (DE)
Remington Products GmbH	Germany
Remington Products New Zealand Ltd.	New Zealand
Remington Products, Inc.	Canada
ROV German Finance GmbH	Germany
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (DE)
ROV International Finance Company	Cayman Islands
Rovcal, Inc.	USA (CA)
Spectrum Brands Europe GmbH	Germany

Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Lux S.à. r.l.	Luxembourg
Tetra (UK) Limited	U.K.
Tetra Aquatic Asia Pacific Private Limited	Singapore
Tetra France S.A.S.	France
Tetra GmbH	Germany
Tetra HoldCo GmbH & Co. KG	Germany
Tetra Holding (US), Inc.	USA (DE)
Tetra Holding GmbH	Germany
Tetra International Holding GmbH	Germany
Tetra Italia S.r.l.	Italy
Tetra Japan K.K.	Japan
Tetra Management GmbH	Germany
Varta B.V.	Netherlands
Varta Baterie Sp. Zo.o	Poland
VARTA Baterie spol.s. r.o.	Czech Republic
Varta Batterie AB	Sweden
Varta Batterie GmbH	Austria
Varta Batterie S.p.A.	Italy
Varta Consumer Batteries A/S	Denmark
Varta Geratebatterie GmbH	Germany
Varta Ltd.	England
Varta Pilleri Ticaret Ltd. Sirketi	Turkey
Varta S.A.	Colombia
Varta S.A.	France
Varta-Hungaria Kreskedelmi es Szolgaltato KFT	Hungary
Willinger Bros., Inc.	USA (DE)
Zoephos International N.V.	Netherlands Antilles
Zoomedica Frickhinger GmbH	Germany

2